EXHIBIT 12

                     MERRILL LYNCH PREFERRED CAPITAL TRUST I
                     MERRILL LYNCH PREFERRED FUNDING I, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS

                                                               For the Year Ended                      For the Year Ended
                                                                December 25, 1998                       December 26, 1997
                                                         ----------------------------------      ----------------------------------
                                                         Merrill Lynch      Merrill Lynch        Merrill Lynch      Merrill Lynch
                                                           Preferred          Preferred             Preferred         Preferred
                                                         Capital Trust I    Funding I, L.P.      Capital Trust I    Funding I, L.P.
                                                         ---------------    ---------------      ---------------    ---------------
Earnings                                                    $21,971,652      $25,781,746           $22,094,110        $25,914,731
                                                            ===========      ===========           ===========        ===========

Fixed charges                                               $        --      $        --           $        --        $        --

Preferred securities distribution
  requirements                                               21,312,500       21,971,652            21,312,500         21,971,652
                                                            -----------      -----------           -----------        -----------

Total combined fixed charges and
  preferred securities distributions                        $21,312,500      $21,971,652           $21,312,500        $21,971,652
                                                            ===========      ===========           ===========        ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                                         1.03             1.17                  1.04               1.18